EXHIBIT 21

SUBSIDIARIES OF
NEXTEL COMMUNICATIONS, INC.

Dial Call Midwest, Inc. (DE)
NCI 900 Spectrum Holdings, Inc. (DE)
ACI 900, Inc. (DE)
FCI 900, Inc. (DE)
Nextel Finance Company (DE)
Nextel of California, Inc. (DE)
Nextel Boost of California, LLC (DE)
Nextel Communications of the Mid-Atlantic, Inc.(DE)
Nextel Technology Laboratories, LLC (DE)
Nextel License Acquisition Corp. (DE)
Nextel of New York, Inc. (DE)
Nextel Operations, Inc. (DE)
Nextel Retail Stores, Inc. (DE)
Nextel South Corp. (GA)
Nextel License Holdings 1, Inc. (DE)
Nextel License Holdings 3, Inc. (DE)
Nextel Systems Corp. (DE)
Nextel of Texas, Inc. (TX)
Nextel West Corp. (DE)
Nextel West Services, LLC (DE)
Nextel License Holdings 2, Inc. (DE)
Nextel License Holdings 4, Inc. (DE)
Nextel of Puerto Rico, Inc. (Puerto Rico)
Nextel License Holdings 5, Inc. (Puerto Rico)
Tower Parent Corp. (DE)
Unrestricted Subsidiary Funding Company (DE)
Nextel 220 License Acquisition Corp. (DE)
Nextel Spectrum Acquisition Corp. (DE)
Nextel Broadband, Inc. (DE)
NXLD Company (DE)
Nextel Data Investments 1, Inc. (DE)
Nextel Unrestricted Relocation Corp. (DE)
Nextel 700 Guard Band Corp. (fka Nextel Asset Acquisition Co., Inc.) (DE)
Unrestricted UMTS Funding Company (DE)
Nextel UK Ltd. (fka Nextel 3G Acquisition Ltd.) (United Kingdom)
Domestic UFS Corp. (DE)
Nextel Aviation, Inc. (DE)
Falcon Administration, LLC (WA)
Nextel WIP Corp. (DE)
Unrestricted Subscriber Equipment Leasing Company, Inc. (DE)
Nextel Boost Investment, Inc. (fka NextServ, Inc.) (DE)
Boost Mobile, LLC (DE)
Boost Worldwide, Inc. (DE)
NCI 700, Inc. (DE)
Nextel China Holding Company (fka Unrestricted Alaska Subsidiary Company) (DE)
Unrestricted Extend America Investment Corp. (DE)